Exhibit 99.1

REIT Week 2008 NAREIT Investor Forum June 4–6, 2008 New York, NY

Forward Looking Statements This presentation contains certain statements that may be considered to be “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects projects, believes or anticipates will or may occur in the future are forward looking statements. The Company believes that its expectations stated in this presentation are based on reasonable assumptions; however, these statements are subject to certain risks and uncertainties such as national, local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks, increasing interest rates and operating costs; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws and regulations; risks related to natural disasters; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K and its reports on Forms 10-Q and 8-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements. These factors could cause results, developments and business decisions to differ materially from historical results or from any results expressed or implied by such forward-looking statements. 2

Update on 2nd Quarter 2008 Rental Activity 3

Strong 2nd Quarter to Date Rental Activity (through May 31, 2008) • Same-store move-ins increased 694 units or 10% over QTD 2007 level • Same-store net rentals increased 1,542 units or 48% over QTD 2007 levels • QTD same-store occupancy gains of 180,000 square feet compared to QTD 2007 • Same-store occupancy at May 31, 2008 up 100 basis points over May 31, 2007 • This activity, as well as our total portfolio activity, is consistent with our internal occupancy expectations underlying our 2nd quarter FFO guidance 4

Key Drivers of our Strong Rental Activity • Web activity • Investment in our portfolio • Increased marketing efforts • Stabilization of personnel • Improvements in technology 5

Key Drivers of our Strong Rental Activity Web Activity • New web site up for 30 days and we have experienced 7% of our confirmed rentals via the site • Easier consumer friendly site • Real time inventory and pricing • Reservation on line • Payment on line • Search engine optimization • Tracking and data collection 6

U•Store•It website before 7

U•Store•It website after 8

Key Drivers of our Strong Rental Activity Investment in our Portfolio • Capital Investment • Painting • Asphalt & concrete projects • Remodel office/apartments • Expansions • Deferred Repairs & Maintenance • Signage • Gates • Unit doors • New logo, slogan & color scheme 9

U•Store•It Painting/Branding Before 496 – Mobile, AL 10

U•Store•It Painting/Branding After! 496 – Mobile, AL 11

Key Drivers of our Strong Rental Activity Increased Marketing Efforts • San Bernardino project • 24-hour kiosk • Free toolkit to potential customers Stabilization of Personnel • Substantial reduction in employee turnover 12

Key Drivers of our Strong Rental Activity Improvements in Technology • Full implementation of Centershift • Real-time pricing changes • Data collection and analysis capabilities • Nexus payables • Paperless invoice processing system • Increased inter-office efficiencies and reduction of staffing from 10 to 3 • Fully integrated multi-platform reporting • Qliktech/Qlikview • Flash/Exception reporting 13

We continue to experience strong consumer interest in our product and no negative signs of economic or housing market stress on self-storage demand 14

U•Store•It Capital Opportunities • Dispositions • We closed on four assets with proceeds of approximately $8.8 million • Of the eight assets under contract at May 7, 2008, one closed and three additional assets are under contract • Currently, we have ten assets under contract with total expected proceeds of approximately $39.5 million • These assets represent non core and/or low growth markets • The company is expecting to use the proceeds to reduce borrowings under the credit facility • Joint Venture • We are exploring the concept of contributing assets encumbered in 1-2 CMBS pools 15

U•Store•It Debt Overview Weighted Weighted Average Average Maturity Maturity Debt Amount Rate (in years) Debt Amount Rate (in years) Unsecured 435,000 $ 4.34% 1.7 Floating 348,027 $ 4.03% 2.4 Secured 607,053 5.29% 3.6 Fixed 694,026 5.33% 2.9 Total 1,042,053 $ 4.89% 2.8 Total 1,042,053 $ 4.89% 2.8 Unsecured and Secured Debt Floating and Fixed Secured 58% Unsecured 42% Floating 33% Fixed 67% • Subsequent to March 31, the Company entered into three interest rate swaps totaling $200 million that fix Libor at 2.76% and run concurrent with the revolving credit facility and unsecured term loan through November 2009 16

U•Store•It 2008 FFO Guidance Low High FFO/Share $0.93 $0.97 Same store revenue 4.5% 5.0% Same store expense 3.5% 4.0% Same store NOI 4.5% 5.5% Same store occupancy 82.0% 84.0% General & Administrative $22.5 mm $23.5 mm Dispositions $85 mm $105 mm • Second quarter operating expense growth will be higher than our annual expectation. A significant portion of our annual marketing budget will be used during the quarter. 17

U•Store•It Trailing 3 Quarters Metrics 1st Quarter 4th Quarter 3rd Quarter 2008 2007 2007 SS Rev. Growth (1) 5.0% 5.5% 2.3% SS NOI Growth (1) 4.3% 7.2% -1.2% FFO/Share $0.24 $0.21 $0.22 Total Debt / Gross Assets 53.0% 52.5% 52.3% Unsecured Debt / Total Debt 42.0% 41.0% 38.0% Unsecured Interest Coverage 2.73 2.66 2.62 (1) The 2008 same store pool has 386 facilities, while the 2007 same store pool has 331 facilities. 18

Jacksonville, FL 19

Vista, CA 20

Southwest Ranches, FL 21

Appendix: 2008 FFO Guidance Reconciliation to EPS 2008 Guidance Earnings (loss) per diluted share allocated to common shareholders (0.27) $ to (0.23) $ Less: gains on sales of real estate, per share (0.02) (0.02) Plus: real estate depreciation and amortization, per share 1.22 1.22

FFO per diluted share 0.93 $ to 0.97